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                                                                   EXHIBIT 10.12

                               AMENDMENT AGREEMENT

BORROWER:         SYNQUEST, INC.
ADDRESS:          3500 PARKWAY LANE, SUITE 555
                  NORCROSS, GEORGIA 30092

DATE:             JANUARY 13, 1999


                  THIS AMENDMENT AGREEMENT (this "Agreement") is entered into between GREYROCK CAPITAL, a Division of NationsCredit Commercial Corporation ("GC") (formerly known as Greyrock Business Credit), whose address is 10880 Wilshire Boulevard, Suite 950, Los Angeles, California 90024, and the Borrower named above ("Borrower").

                  GC and Borrower agree to amend and supplement the Loan and Security Agreement between them, dated July 10, 1996, as amended (as amended, the "Loan Agreement"), as follows. (This Agreement, the Loan Agreement, any prior written amendments to the Loan Agreement signed by GC and Borrower, and all other written documents and agreements between GC and Borrower, are referred to herein collectively as the "Loan Documents." Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Loan Agreement.)

                  1. Extension. The date "July 31, 1999" in Section 4 of the Schedule to Loan Agreement is hereby deleted and replaced with the date "December 31, 1999"; provided, however, that if the Borrower (i) does not successfully close a private placement of its debt and/or equity securities (the "Private Placement Closing") by April 30, 1999, and (ii) reduce the Loans made under the Overadvance Commitment to $10,000,000 or less by that date, the Maturity Date for purposes of the Schedule shall be "July 31, 1999" effective as of April 30, 1999.

                  2. Credit Limit Increase. Section 1 of the Schedule to Loan and Security Agreement is amended in its entirety to read as follows:


1. CREDIT LIMIT            An amount not to exceed the lesser of: (i) the
                           Aggregate Commitment (as defined below) then in
   (Section 1.1):          effect at any one time outstanding; or (ii) an amount
                           equal to the sum of the following: (A) 80% of the amount of Borrower's Eligible Receivables (as defined in Section 8 above) plus (B) the Overadvance
                           Commitment (as defined below) then in effect, plus
                           (C) the amount from time to time outstanding under the Term Loan in the original principal amount of $5,000,000 made by GC to Borrower.

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                           As used herein, the following terms shall have the
                           following definitions: "Aggregate Commitment" means
                           (i) until the Private Placement Closing, an amount of up to $31,000,000 at any one time, and (ii) on and after the Private Placement Closing, an amount of up to $25,000,000 at any one time; provided, however, that `if the Private Placement Closing does not occur by April 30, 1999, the Aggregate Commitment for purposes of the Schedule shall be $25,000,000 effective as of April 30, 1999.

                           "Overadvance Commitment" means (i) until the Private Placement Closing, an amount of up to $20,000,000 at any one time, and (ii) on and after the Private Placement Closing, an amount of up to $10,000,000 at any one time; provided, however, that if the Private Placement Closing does not occur by April 30, 1999, the Overadvance Commitment for purposes of the Schedule shall be $15,000,000 effective as of April 30, 1999.

                           If on the date of any Private Placement Closing the amount of Loans made under the Overadvance Commitment ("Overadvance Loans") shall exceed $10,000,000, the Borrower shall repay the Overadvance Loans in the amount necessary to reduce the Overadvance Loans to $10,000,000 or less. All Overadvance Loans shall be due and payable at the close of business on December 31, 1999.

                  3. Conditions Precedent. The effectiveness of this Agreement shall be subject to the conditions precedent that GC shall have received (i) a certificate of the Secretary or other appropriate officer of the Borrower certifying (A) the resolutions and other actions taken or adopted by the Borrower, authorizing the execution, delivery and performance of this Agreement and (b) the incumbency, authority and signatures of each officer of the Borrower authorized to execute and deliver the Agreement and act with respect thereto, and (ii) such other documents, duly executed by Borrower, as GC may deem reasonably necessary to consummate this Agreement or as shall then be required pursuant to the Loan Agreement.

                  4. Representations True. To induce GC to enter into this Agreement, Borrower hereby confirms and restates, as of the date hereof, the representations and warranties made by it in Section 3 of the Loan Agreement. For the purposes of this Section 4 each reference in Section 3 of the Loan Agreement to "this Agreement," and the words "hereof," "herein," "hereunder," or words of like import in such Section, shall mean and be a reference to the Loan Agreement as amended by this Agreement.

                  5. General Provisions. GC's execution and delivery of, or acceptance of, this Agreement and any other documents and instruments in connection herewith shall not be

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deemed to create a course of dealing or otherwise create any express or implied duty by it to provide any other or further amendments, consents or waivers in the future. This Agreement, the Loan Agreement, and the other Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended and supplemented, all of the terms and provisions of the Loan Agreement and the other Loan Documents shall continue in full force and effect and the same are hereby ratified and confirmed. This Agreement forms part of the Loan Agreement and the terms of the Loan Agreement are incorporated herein by reference.


BORROWER:                                   GBC:

SYNQUEST, INC.                              GREYROCK BUSINESS CREDIT,
                                            A DIVISION OF NATIONSCREDIT
                                            COMMERCIAL CORPORATION

By: /s/ John Bartels                        By: /s/ Lisa Nagano
   -----------------------------               -----------------------------
President or Vice President                 Title: Senior Vice President
                                                  --------------------------
By: /s/ Mark Simcoe
   -----------------------------
Secretary or Ass't Secretary



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